Exhibit 99.1

Esports Entertainment Group Opens Access to New Markets with Agreement to Acquire Online Casino Operator Lucky Dino

Lucky Dino expected to generate $21M revenue and $3.8M EBITDA in FY20 and is forecasted to grow to $29M revenue and $6.5M EBITDA in FY22

Cross-sell opportunities with 30K monthly active players

Newark, New Jersey, December 16, 2020 (GLOBE NEWSWIRE) – Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), an esports entertainment and online gambling operator, today announced that its Malta gaming licensed subsidiary, Esports Entertainment (Malta) Limited, has signed an asset purchase agreement to acquire the business of Lucky Dino Gaming Limited (“Lucky Dino”), an established Malta licensed online casino operator with its own proprietary casino platform. The estimated $30 million deal (Eur25m) is expected to be financed through a debt facility procured by the Company.

“Over the past five years, Lucky Dino has evolved from a single brand white-label casino operator into a multi-brand, class-leading casino operator and technology business,” commented Grant Johnson, CEO of Esports Entertainment Group. “In addition to further strengthening our tech stack, Lucky Dino’s assets will give us a substantial foothold in multiple new jurisdictions across Europe and particularly Scandinavia where esports are extremely popular, and with Lucky Dino’s 30K monthly active casino players we will have tremendous cross-selling opportunities with our SportNation and Vie.gg betting platforms.”

In acquiring Lucky Dino’s assets, the Company will have access to a premium casino platform based on modern microservices architecture for superior simplicity, scalability, and flexibility. Lucky Dino’s proprietary technology stack includes affiliate marketing software, payment servers, and a comprehensive CRM system with a sophisticated gamification and loyalty engine and unique automated player management functionality fit for geographical expansion.

“Lucky Dino has generated an impressive track record of growth, reporting an 86% CAGR on revenue for the five years ended June 30, 2020,” continued Johnson. “With opportunities to exploit synergies across shared back-office functions, payment processing and more, we are in a great position to build upon Lucky Dino’s notable EBITDA performance. Ultimately, we will look to bring this exciting online casino platform to the U.S. in the future alongside our vie.gg esports offering.”

Lucky Dino generated $21 million revenue and $3.8 million EBITDA in FY20 and is forecasted to generate $24 million revenue and $5 million EBITDA in FY21 and $29 million revenue and $6.5 million EBITDA in FY22. Financial projections do not take into account additional growth and cost saving opportunities from the combined companies.

Akur Capital acted as financial adviser to Esports Entertainment Group with respect to the acquisition.

About Esports Entertainment Group

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers fixed odds wagering, fantasy and pools on various esports events in a licensed, regulated and secure platform at vie.gg and owns and operates online sports book, SportNation.bet. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multiplayer mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in the UK, Ireland, Malta and Curacao. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip Companies, Inc.
Dave Gentry
407-491-4498
dave@redchip.com

Media & Investor Relations Inquiries
Jeff@esportsentertainmentgroup.com